Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF

HAWAIIAN TELCOM HOLDCO, INC.

            , 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://ir.hawaiiantel.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

∎    00030300300000000000    5

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1, NO. 2 AND NO. 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

FOR AGAINST ABSTAIN
	1.	To adopt the Agreement and Plan of Merger, dated as of July 9, 2017, by and among Hawaiian Telcom Holdco, Inc., Cincinnati Bell Inc. and Twin Acquisition Corp. (the “merger agreement”).	☐	☐	☐

	2.	To approve, on a nonbinding, advisory basis, certain compensation that will be paid or may become payable to Hawaiian Telcom Holdco, Inc.’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K.	☐	☐	☐

	3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED BUT THIS PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NO. 1, NO. 2 AND NO. 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

HAWAIIAN TELCOM HOLDCO, INC.

Proxy for Special Meeting of Stockholders on             , 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HAWAIIAN TELCOM HOLDCO, INC.

The undersigned hereby appoints Richard A. Jalkut and Scott K. Barber, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hawaiian Telcom Holdco, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Hawaiian Telcom Holdco, Inc. to be held                 , 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be signed on the reverse side.)

∎ 1.1	14475 ∎

SPECIAL MEETING OF STOCKHOLDERS OF

HAWAIIAN TELCOM HOLDCO, INC.

                , 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://ir.hawaiiantel.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

∎    00030300300000000000    5

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1, NO. 2 AND NO. 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

FOR AGAINST ABSTAIN
	1.	To adopt the Agreement and Plan of Merger, dated as of July 9, 2017, by and among Hawaiian Telcom Holdco, Inc., Cincinnati Bell Inc. and Twin Acquisition Corp. (the “merger agreement”).	☐	☐	☐

	2.	To approve, on a nonbinding, advisory basis, certain compensation that will be paid or may become payable to Hawaiian Telcom Holdco, Inc.’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K.	☐	☐	☐

	3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED BUT THIS PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NO. 1, NO. 2 AND NO. 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎